EXHIBIT 15

August 8, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 8, 2007 on our review of interim financial information of W. R. Grace & Co. (the “Company”) for the three-month and six-month periods ended June 30, 2007 and June 30, 2006 and included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, is incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-37024, 333-49083, 333-49507, 333-49509, 333-49511, 333-49513, 333-49515 and 333-49517).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

McLean, Virginia